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                                  [RJR Nabisco Logo]
                                 Huntley R. Whitacre
                                Senior Vice President
                                  Investor Relations





                                       [Date], 1996





         [Name]
         [Address]

         Dear [Name]:

         Enclosed is material on the LeBow/Icahn consent solicitation that should be helpful to you in understanding the issues involved.
         This material discusses -- among other things -- why there are significant litigation and company commitment issues in spinning Nabisco off right now; why we are committed to a spin-off of Nabisco at the right time; what the analysts are saying about the issues of spinning and the values created; and our insights into Messrs.
         LeBow and Icahn's motivations for the solicitation.

         Please do not hesitate to call me at (212) 258-5777 with questions or comments. Many thanks for your attention and consideration.

                                       Sincerely,


                                       /s/ Huntley R. Whitacre



         encl.


                                  RJR Nabisco, Inc.
                             1301 Avenue of the Americas
                            New York, New York 10019-6013
                                    (212) 258-5777
                                  FAX (212)969-9178